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                          IRREVOCABLE TRUST AGREEMENT
                       FOR THE BEVERLY ENTERPRISES, INC.
                            EXECUTIVE BENEFIT PLANS

         This Agreement made and executed this ___ day of January, 1995, by and between Beverly Enterprises, Inc., a Delaware corporation ("Company") and Chemical Bank, a New York banking corporation ("Trustee").

         WHEREAS, Company has adopted the Beverly Enterprises, Inc. Executive Life Insurance Plan, the Beverly Enterprises, Inc. Change in Control Severance Agreement/Beverly Enterprises, Inc. Severance Program for Executives, and entered into one (1) or more employment agreements (including, without limitation, an Employment Contract with David R. Banks) (collectively, the "Plans"); and

         WHEREAS, Company has incurred or expects to incur liability under the terms of such Plans with respect to the individuals participating in such Plans; and

         WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plans; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of the Company's management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA"); and

         WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plans;

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

SECTION 1.       ESTABLISHMENT OF TRUST.

         (a) Company hereby deposits with Trustee, IN TRUST, $_________, which shall become the initial principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

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         (b)     The Trust hereby established is revocable by the Company, but shall become irrevocable upon a Change of Control, as defined herein.

         (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. All income, deductions and credits attributable to the Trust belong to Company as owner for income tax purposes, will be included on Company's income tax returns and taxes attributable to the Trust shall be paid by Company. The parties hereto agree that any federal, state or local tax returns required to be filed with respect to the Trust shall be prepared and filed by Company and submitted to Trustee for signature and such review as Trustee deems appropriate, in a timely manner.

         (d) The principal of the Trust, together with additional Company contributions, investments made therewith, reinvestment of proceeds thereof, and any earnings thereon, less any expenses, taxes, and distributions payable hereunder, shall be held, IN TRUST, separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any legal or beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein. In addition, nothing in this Trust shall be deemed to create a fiduciary relationship between the Plan participants and beneficiaries, on the one hand, and the Trustee or Company, on the other hand.

         (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits with Trustee of cash or other property acceptable to Trustee, IN TRUST, to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Trustee shall have no right to compel any such additional deposits. In addition, except as provided in Section 1(f) below, neither any Plan participant nor any beneficiary shall have any right to compel such additional deposits.

         (f)     Immediately prior to a Change of Control, as defined in
Section 13(e) herein, to the extent that the Trust has not previously been funded sufficiently to pay all Plan benefits, Company shall make an irrevocable contribution to the Trust in an amount that is sufficient to pay or provide for each Plan participant or beneficiary all the benefits to which Plan participants or their beneficiaries would be entitled pursuant to





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the terms of the Plans (whether or not immediately payable) if each such participant's employment were involuntarily terminated (other than for Cause) immediately after such Change of Control.

         (g) Trustee's responsibilities, obligations and duties with respect to the Trust shall be solely those set forth in this Trust Agreement. Trustee shall have no responsibility to (i) require any deposits to be made to the Trust pursuant to the terms of the Plan(s), (ii) compute the required amount of deposits, if any, required to be made to the Trust pursuant to the terms of the Plan(s), (iii) determine whether amounts received by Trustee comply with the terms of the Plan(s), or (iv) administer the Plans. In the event of any conflict between this Trust Agreement and any provision of the Plan(s) relating to any of Trustee's responsibilities, obligations or duties with respect to the Trust, the provisions of this Trust Agreement shall control.

SECTION 2.       PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Within six (6) months of the effective date hereof, Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plans), and the time of commencement for payment of such amounts. Company shall update such Payment Schedule at least once each year; provided, however, that upon a Change of Control, the amounts listed on such Payment Schedule cannot be decreased and the timing set forth therein cannot be extended or delayed, as compared to the Payment Schedule in force immediately prior to such Change of Control. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with the current Payment Schedule (or, if greater, the Payment Schedule in effect immediately prior to Change of Control). Company shall provide Trustee on a timely basis with written directions setting forth the amount of federal, state or local taxes to be withheld, paid and reported to the appropriate taxing authorities in respect of any such payments. Trustee shall make provision for the reporting and withholding of any such taxes that may be required to be withheld and Trustee shall either pay amounts so directed to be withheld to the appropriate taxing authorities or to Company to be forwarded to such authorities.

         (b) Subject to Section 2(c) below, the entitlement of a Plan participant or his or her beneficiaries to benefits under the Plans shall be determined by Company or such party as it shall designate under the Plans, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plans. Subject to Section 2(d) below, Company agrees that if





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a benefit is due and owing to a participant or beneficiary under the Plans, the participant's or beneficiary's right to payment of whatever assets are available in this Trust for his benefit at that time shall not be contested by Company. Notwithstanding the above, the Trustee may make payments before they would otherwise be due if, based on a change in the federal tax or revenue laws, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury, a decision by a court of competent jurisdiction involving a Plan participant or his beneficiary, or a closing agreement made under section 7121 of the Internal Revenue Code that is approved by the Internal Revenue Service and involves a Plan participant, it determines that a Plan participant has or will recognize income for federal income tax purposes with respect to amounts that are or will be payable under the Plans before they are to be paid.

         (c) In the event that the Company shall fail or refuse to direct the Trustee to pay to a Plan participant or his beneficiary any amount due and payable to such Plan participant or his beneficiary under the terms of the Plans, the Trustee, provided this Trust has not then terminated or ceased or suspended payments pursuant to Section 3 hereof, shall promptly pay such amount to the Plan participant or his beneficiary, as appropriate, upon satisfaction of all of the following conditions:

                 (1) the Plan participant or his beneficiary presents a sworn written statement subject to penalty of perjury (substantially in the form of Exhibit A hereto) to the Trustee and the Company simultaneously that such amount is due and payable;

                 (2) upon receipt of notice, Trustee confirms the Company's receipt of notice of such demand by sending a copy of such notice (by registered or certified mail) to the Company within ten
         (10) business days after Trustee's receipt of such notice; and

                 (3) the Company confirms the Plan participant's or beneficiary's right to payment, or fails to provide a controverting affidavit to Trustee denying the Plan participant's or beneficiary's right to payment under the terms of the Plans and this Trust within fifteen (15) days after the Company's initial receipt of notice of demand for payment under paragraph (c)(1).

In the event that the Company provides a controverting affidavit to the Trustee disputing the Plan participant's or beneficiary's right to payment under the terms of the Plans and this Trust, the Trustee shall pay the disputed amount into court pending a judicial resolution of such Plan participant's or beneficiary's right to payment.

         (d) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plans. Company shall notify Trustee in writing, prior to the time amounts are payable to participants or their beneficiaries, of its decision to make such benefit payments directly, and, after such payments are made, shall certify to Trustee in writing the payment thereof. In addition, if the





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principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient under the Payment Schedule.

         (e) Company shall maintain any accounts required to be maintained for each Participant under the Plans. Trustee shall not maintain any separate accounts under this Trust Agreement with respect to any Plan or Participant. All distributions payable on or as of a certain distribution date on a Payment Schedule shall be paid out of the Trust Fund on a pro rata basis if the Trust has insufficient assets from which to make all distributions called for under any Payment Schedule as of that date. For purposes of the foregoing sentence;
(i) any payments not made as of an earlier distribution date for any reason (including Section 3(b)(3)) shall be paid on the next distribution date without priority, and (ii) amounts payable to or on account of a Participant under any Payment Schedule as of the same distribution date shall be aggregated.

SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT.

         (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

                 (1) The Chairman of the Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine by written inquiry of the Chairman of the Board of Directors and the Chief Executive Officer of Company whether Company is Insolvent, and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

                 (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received written notice or confirmation from Company of Company's Insolvency as provided in Section 3(b)(1) above, Trustee shall have no duty to inquire whether Company is Insolvent and shall administer the Trust as though Company were solvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee in writing and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

                 (3) If at any time Trustee has determined that Company is Insolvent as hereinabove provided, Trustee shall discontinue payments to Plan participants or their





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         beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors until it receives a court order directing the disposition of the Trust Fund, or, if Company becomes solvent without the entering of any such order, the Chairman of the Board of Directors or Chief Executive Officer of Company informs Trustee in writing that Company is no longer Insolvent. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plans or otherwise.

                 (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plans for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance, as certified to Trustee in writing by Company.

         (d) Notwithstanding anything herein to the contrary, during the period of Company Insolvency, Trustee may deduct or continue to deduct its fees and expenses, pending such court order or a notification of solvency.

SECTION 4.       PAYMENTS TO COMPANY.

         Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of





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
the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plans, as certified to Trustee in writing by the Company.

SECTION 5.       INVESTMENT AUTHORITY.

         (a) General. In administering this Trust and investing the assets held hereunder, except as expressly limited herein, but subject to any investment guidelines agreed to from time to time in writing by Company and Trustee (and any designated affiliate of Trustee), the Trustee or its designated affiliate (provided such affiliate qualifies as an "Investment Manager" under Section 3(38) of ERISA), shall have all the powers, rights and duties provided for hereunder to acquire, dispose of, or otherwise manage the assets, including specifically the right to retain any non cash property transferred to the Trustee by the Company, without any duty to sell, exchange, invest or reinvest any such property, and without liability for any depreciation or loss occasioned by such retention. The Trustee (or its designated affiliate) shall have the authority to invest and reinvest the Trust assets, without distinction between principal and income, in bonds, debentures, convertible debentures, stocks, and other securities, promissory notes, common or preferred stocks with or without par value, certificates of deposit or demand or time deposits (including any such deposits with Trustee or an affiliate thereof), commercial paper, money market instruments, government bonds, bills or notes, mutual funds, common funds, collective and group trusts, shares or units of investment companies (notwithstanding that Trustee or any affiliate acts as investment advisor, custodian, transfer agent, registrar, sponsor, distributor or manager), and bank depositary contracts. The Trustee (or its designated affiliate) shall have the right, power and authority to do on behalf of this Trust all things which, in its sole judgment, are necessary, proper or desirable to carry out the above-described duties and responsibilities; provided, however, that the Trustee (or its designated affiliate) is expressly prohibited from exercising any of its powers primarily for the benefit of the Company rather than for the benefit of the Plan participants and their beneficiaries (and, as provided in Section 3 hereof, for the creditors of the Company). Prior to a Change of Control, the Company may direct the Trustee (or its designated affiliate) as to the investment of Trust assets and exercise of rights associated therewith, but in no event shall the Plan participants or beneficiaries have any investment authority hereunder or other rights associated with the Trust assets. After a Change of Control, the Company shall have no right to direct investments or have any other rights associated with the assets of the Trust.

         (b) Employer Securities. Trustee may, and, upon written direction of the Company prior to a Change of Control, shall, invest in securities (including stock or rights to acquire stock) or obligations issued by Company, and may reinvest any dividends thereon in Company securities. Trustee shall have full voting rights with respect to any Company securities held by it after a Change of Control. Prior to a Change of Control, the Company shall have full voting rights with respect to any Company securities held hereunder.





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
         (c) Substitution of Trust Assets. Prior to a Change in Control, Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         (d) Short Term Investments. Unless otherwise directed in writing by Company, at the end of each business day of Trustee, any then uninvested cash held by Trustee as part of the Trust Fund shall be invested by Trustee in securities of any management type investment company or trust registered pursuant to the Investment Company Act of 1940, as amended, and designed to invest primarily in short term securities, notwithstanding that Trustee or an affiliate acts as investment advisor, custodian, transfer agent, registrar, sponsor, distributor or manager or provides other services to the investment company or trust. Trustee and/or its affiliates shall be entitled to fees for services to such investment company in addition to any compensation payable to Trustee hereunder.

         (e) Nominees. Trustee shall have the power to register any property of the Trust in its own name or in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold any securities in bearer form, and to combine certificates representing such securities with certificates of the same issue held by Trustee in other fiduciary or representative capacities or as agent for customers, or to deposit or to arrange for the deposit of such securities in any qualified central depository even though, when so deposited, such securities may be merged and held in bulk in the name of the nominee of such depository with other securities deposited therein by other depositors, or to deposit or arrange for the deposit of any securities issued by the United States Government, of any agency or instrumentality thereof, with a Federal Reserve Bank, but the books and records of Trustee shall at all times show that all such investments are assets of the Trust.

         (f) Facilitation of Transactions. When Trustee delivers property against payment, delivery of the property and receipt of payment may not be simultaneous. The risk of non-receipt of payment shall be the Trust's and Trustee shall have no liability therefor. All credits to the Trust of the anticipated proceeds of sales and redemptions of property and of anticipated income from property shall be conditional upon receipt by Trustee of final payment and may be reversed to the extent final payment is not received. At the discretion of Trustee, the Trust may make use of such conditional credits. To the extent such credits do not become unconditional by receipt of final payment, the Trust shall reimburse Trustee upon demand for the amount of such conditional credits so used. When Trustee is to receive property, it is authorized to accept documents in lieu of such property as long as such documents contain the agreement of the issuer thereof to hold such property subject to Trustee's sole order. Trustee may, in its discretion, advance funds to the Trust to facilitate the settlement of any trade. In the event of such an advance, the Trust shall immediately reimburse Trustee for the amount thereof.





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SECTION 6.       DISPOSITION OF INCOME.

         During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7.       ACCOUNTING BY TRUSTEE.

         (a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 90 days following the close of each calendar year and within 90 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

         (b) The account referred to in Section 7(a) shall be deemed to be approved by Company unless protested by written notice to Trustee on or before the due date (with extensions) of the IRS Form 5500 for the underlying Plan(s) for the Plan Year in question, or, if no such Form 5500 is filed, the last day of the 18th month following receipt thereof by Company.

         (c) Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties solely Trustee and Company (although Trustee may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive and binding on all persons at any time interested in the Trust.

SECTION 8.       RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act in good faith and in accordance with the terms of this Agreement. In addition, to the extent, if any, required by ERISA, Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is in conformity with the terms of this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute. Under no circumstances shall Trustee incur liability to any person for any consequential, special, or punitive damages with respect hereto.





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
         (b) Trustee shall have no obligation to undertake or defend any litigation arising in connection with this Trust, unless and until Company agrees in writing to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Unless otherwise prohibited by ERISA, Company shall indemnify and hold harmless Trustee and Trustee's affiliates, employees and directors for any liability or expense (including, without limitation, advances for or prompt reimbursement of reasonable fees and expenses of counsel and other agents) imposed thereon or incurred thereby as a result of any good faith action taken by Trustee or any failure to act by Trustee in either case pursuant to the terms of this Trust Agreement or pursuant to the written directions of Company, unless due to Trustee's gross negligence, willful or reckless misconduct, or breach of this Agreement. This Section 8(c) shall survive the termination of this Trust Agreement.

         (d) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder, and, on or after a Change of Control of Company, if not paid by the Company, the Trustee may compensate such counsel with assets of the Trust. Prior to a Change of Control, such payments shall be as agreed to from time to time by the Trustee and Company.

         (e) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder, and, on and after a Change of Control of Company, if not paid by the Company, the Trustee may compensate them with assets of the Trust. Prior to a Change of Control, such payments shall be as agreed to from time to time by the Trustee and Company.

         (f) Trustee shall have, without exclusion, all powers and obligations conferred on Trustees by ERISA and applicable New York law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.





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
SECTION 9.       COMPENSATION AND EXPENSES OF TRUSTEE.

         Company shall pay all administrative and Trustee's fees and reasonable expenses agreed upon by Company and Trustee from time to time. Subject to the provisions of Section 8 above, if not so paid, such fees and expenses shall be paid from the Trust. Trustee's entitlement to reimbursement hereunder shall not be affected by the resignation or removal of Trustee or the termination of the Trust.

SECTION 10.      RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise.

         (b) Except as provided below, Trustee may be removed by Company on 30 days written notice or upon shorter notice accepted by Trustee.

         (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for two (2) years.

         (d) If Trustee resigns or is removed within two (2) years of a Change of Control, as defined herein, Trustee shall select a successor Trustee in accordance with the provisions of Section 11(b) hereof prior to the effective date of Trustee's resignation or removal.

         (e) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 30 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

         (f) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

SECTION 11.      APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. However, the Trustee cannot be a Plan participant or beneficiary, and at all times must be independent





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
of any Plan participant or beneficiary. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

         (b)     If Trustee resigns or is removed pursuant to the provisions of
Section 10(d) hereof and selects a successor Trustee, Trustee may appoint any third party such as a bank trust department or other party that may be granted corporate trustee powers under state law. However, the Trustee cannot be a Plan participant or beneficiary, and at all times must be independent of any Plan participant or beneficiary. The appointment of a successor Trustee shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

         (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5, 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 12.      AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plans, permit a reversion of Trust assets to the Company (or, except as provided in Section 3 above, diversion to any other parties) prior to termination of the Trust, or, after a Change in Control, make the Trust revocable. In addition, neither the Change of Control provisions nor the Plans and Trust payment provisions hereof may be amended without the prior written consent of all affected Plan participants (and any beneficiaries entitled to payment under the Plans).

         (b) Except as provided below, after a Change of Control, the Trust shall not terminate until the earliest of (a) the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plans, as acknowledged by the Plan participants and beneficiaries by their submission to the Trustee of a written statement substantially in the form of Exhibit B hereto, (b) the complete liquidation of all Trust Fund assets, (c) the completion of all payments under the Payment Schedule, or (d) 21 years after the death of the last survivor of all Plan participants and beneficiaries who are in being on the date of execution of this Trust Agreement. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

         (c) Upon written approval of all participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plans, Company may terminate this Trust prior to the time all benefit payments under the Plans have been made. All assets in the Trust at termination shall be returned to Company.

         (d) Without the prior written consent of all affected Plan participants (and any beneficiaries entitled to payment under the Plans), this Trust Agreement may not be amended by Company for two (2) years following a Change of Control, as defined herein.

SECTION 13.      MISCELLANEOUS.

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), transferred, alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. Any attempt, voluntarily or involuntarily, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (d) Except as otherwise provided herein, any dispute hereunder or relating to the Trust or Plans shall be settled by binding arbitration pursuant to the Labor Arbitration Rules of the American Arbitration Association, using a single arbitrator jointly agreed upon by the disputing parties (or, if agreement cannot be reached, appointed by a court of competent jurisdiction), and judgment upon the award rendered by the arbitrator may be entered in any Court having jurisdiction thereover. The arbitration shall be held in a location agreed by the parties thereto. The arbitrator shall have the power to issue mandatory orders and restraining orders in connection with such arbitration.

         (e) For purposes of this Trust, a "Change of Control" shall be deemed to have taken plan if: (i) any person, corporation, or other entity or group, including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than any employee benefit plan of the Company, becomes the beneficial owner of shares of the Company having 30 percent or more of the total number of votes that may be cast for the election of Directors of the Company; (ii) as the result of, or in connection with, any contested election for the Board of Directors of the Company, or any tender or exchange offer, merger or other business combination, or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets, or (iii) at any time (a) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (b) any Person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Company stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (c) the Company shall be a party to a statutory share exchange with any other Person after which the Company is subsidiary of any other Person, or (d) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any Person or Persons. The Trustee shall have no obligation to determine whether a Change of Control has occurred unless notified in writing by either the Company or any Plan participant or beneficiary as specified in Paragraph 2(c).

         (f) The Trustee is not required to post any bond or other security hereunder.

         (g) This Agreement shall be binding upon and inure to the benefit of Company, Trustee, and the Plan participants and beneficiaries, and the successors, assigns, purchasers, heirs, executors, administrators, and legal representatives thereof.

         (h) Nothing herein shall affect the employment relationship of Plan participants and the Company, give any Plan participant a right of employment, or prevent Company from terminating a Plan participant's employment.

         (i) Communications under this Trust Agreement shall be in writing and shall be sent to the following addresses:

                            Trustee:  Chemical Bank

                                      Attention:Kevin Cahill
                                      Assistant Vice President
                                      4 New York Plaza, 4th Floor
                                      New York, New York  10004
                                      Telephone Number 212/623-1680
                                      Facsimile Number 212/623-3300

                            Company:  Beverly Enterprises, Inc.

                                      Attention:Senior Vice President
                                      and General Counsel
                                      P.O. Box 3324
                                      Fort Smith, Arkansas  72913
                                      Telephone Number 800/666-9996
                                      Facsimile Number 501/452-3760

SECTION 14.             EFFECTIVE DATE.

         The effective date of this Trust Agreement shall be January _______, 1995.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                  BEVERLY ENTERPRISES, INC.

Dated:________________            By:  . . . . . . . . . . . . . . . . . .
                                  Its: . . . . . . . . . . . . . . . . . .

STATE OF ARKANSAS         Section
COUNTY OF _________       Section

         SUBSCRIBED AND SWORN TO BEFORE ME ON ___________, 19__, by
________________________.

                                  SIGNED:  . . . . . . . . . . . . . . . .
                                           Notary Public
                                  My Commission Expires: . . . . . . . . .

                                  CHEMICAL BANK

Dated:________________            By:  . . . . . . . . . . . . . . . . . .
                                  Its: . . . . . . . . . . . . . . . . . .

STATE OF NEW YORK         Section
COUNTY OF _________       Section

         SUBSCRIBED AND SWORN TO BEFORE ME ON ___________, 19__, by
________________________.

                                  SIGNED:  . . . . . . . . . . . . . . . .
                                           Notary Public
                                  My Commission Expires: . . . . . . . . .

                                   EXHIBIT A

                      FORM OF WRITTEN AFFIDAVIT TO TRUSTEE
                          REGARDING DEFAULT BY COMPANY
                          _____________________, 19___
TO:
Chemical Bank
4 New York Plaza, 4th Floor
New York, New York  10004

Attn:      Kevin Cahill
           Assistant Vice President

         I, ___________________________ [PLAN PARTICIPANT OR BENEFICIARY],
declare under penalty of perjury that the following is true and correct:

         I am a beneficiary of that certain trust known as the Beverly Enterprises, Inc. Executive Benefit Plans Trust created under an Irrevocable Trust Agreement (the "Trust Agreement") dated as of January _____, 1995 by and between Chemical Bank and Beverly Enterprises, Inc. ("Company").

         Company owes to the undersigned $___________ under one or more of the executive benefit plans funded through the Trust (including, without limitation, the Beverly Enterprises, Inc. Executive Life Insurance Plan, and the Beverly Enterprises, Inc. Change in Control Severance Agreement/Beverly Enterprises, Inc. Severance Program for Executives) (collectively, the "Plans"), and Company has failed to pay such amount to the undersigned following the giving of all required notice to Company regarding such failure to pay.

         I hereby request Chemical Bank to pay over to me the amount of $___________ pursuant to the Plans and Trust Agreement.

         Executed on _________________, 19__ at _______________,
________________.

                                             SIGNED:____________________________
                                             TYPED NAME:________________________
STATE OF __________       Section

COUNTY OF _________       Section

         SUBSCRIBED AND SWORN TO BEFORE ME ON ___________, 19__, by
________________________.

                                             SIGNED:  . . . . . . . . . . .
                                                      Notary Public
                                             My Commission Expires: . . . .